Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Sonoco Products Company of our report dated April 8, 2022 relating to the financial statements of Ball Metalpack Holding, LLC, which appears in Sonoco Products Company’s Current Report on Form 8-K/A dated April 8, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Denver, Colorado

August 12, 2022

PricewaterhouseCoopers LLP, 1900 Sixteenth Street, Suite 1600, Denver, CO 80202 T: (720) 931 7000, F: (720) 931 7100, www.pwc.com/us